Exhibit 99.1

9201 Central Expressway Dallas, TX 75231

Contacts:

Media — Jerry Ostergaard, Vice of Public Relations, 630/522-5261

Investors — Andrew Albrecht, Vice President of Investor Relations, 404/475-4102

Company Contact  — Thomas Lord, EVP of Corporate Development and CFO, 404/475-4100

ALLEGIANCE TELECOM CLOSES 2003 WITH ANNUAL GROWTH;

82 PERCENT REDUCTION IN CASH BURN FROM OPERATIONS COMPARED WITH 2002

•                  4Q03 Revenues of $187.5 Million, Resulting in 2003 Annual Revenue of $776.9 Million

•                  4Q03 Adjusted EBITDA of $11.6 Million and Capital Spending of $6.7 Million, Resulting in Free Cash Flow from Operations of $4.9 Million, an Increase of 38.8 Percent from 3Q03 and 113.9 Percent from 4Q02

•                  Total Cash Burn from Operations for 2003 of $36.0 Million; Reduction of $165.6 Million from 2002, and Annual Reduction of 82.2 Percent

•                  $284.2 Million Cash On Hand End of 4Q03 vs. $284.6 Million at Beginning of Quarter

DALLAS, April 15, 2004 — Allegiance Telecom, Inc. (OTC: ALGXQ.OB), a national local exchange carrier (NLEC), today announced results for its fourth quarter and year-end 2003.  Allegiance reported fourth quarter revenues of $187.5 million, a decrease of 0.4 percent compared with 3Q03 and a decrease of 8.5 percent compared with 4Q02, and full-year revenue of $776.9 million, an increase of 0.8 percent compared with 2002. Excluding the revenue impact of the Company’s customer premises equipment (CPE) sales and maintenance business, which had 4Q03 revenue of $29.4 million versus $27.8 million in 3Q03, revenue for 4Q03 declined by $2.4 million from the third quarter, a reduction of 1.5 percent. Adjusted EBITDA (see FOOTNOTE) margin for the fourth quarter was 6.2 percent, with consolidated Adjusted EBITDA of $11.6 million for 4Q03.  Allegiance also reported it achieved Free Cash Flow from Operations of $4.9 million.

For the year ending December 31, 2003, Allegiance had an Adjusted EBITDA loss of $13.4 million, an 81.3 percent decrease from 2002. Capital expenditures for 2003 totaled $22.6 million versus $129.9 million in 2002, a reduction of 82.6 percent.

On February 13, 2004, Allegiance selected XO Communications, Inc. (OTCBB: XOCM.OB) as the winning bidder for substantially all of the assets of Allegiance Telecom, which had filed for financial restructuring under Chapter 11 of the U.S. Bankruptcy Code on May 14, 2003.  Under the terms of the purchase agreement, XO will purchase, for approximately $311 million in cash

(more)

ALLEGIANCE TELECOM 4Q03—page 2

and approximately 45.38 million shares of XO common stock, substantially all of the assets of Allegiance Telecom and its subsidiaries, except for Allegiance’s customer premises equipment sales and maintenance business (operated under the name of Shared Technologies), its dedicated dial-up access services business operated under an agreement with Level 3 Communications LLC, its shared hosting business and certain other Allegiance assets and operations. On February 20, 2004, the U.S. Bankruptcy Court for the Southern District of New York approved the proposed purchase of substantially all of Allegiance’s assets by XO, and XO expects to close on the sale by the end of the second quarter, 2004.

Operational and Financial Highlights

Reflecting Allegiance’s progress toward positive free cash flow, Free Cash Flow from Operations was $4.9 million, an increase of 38.8 percent from the third quarter and an increase of 113.9 percent from 4Q02.  Allegiance experienced a decline in cash burn from operations of 82.2 percent in 2003 compared with 2002.

Allegiance Telecom, Inc. (www.algx.com) is a facilities-based national local exchange carrier headquartered in Dallas, Texas. As the leader in competitive local service for medium and small businesses, Allegiance offers “One source for business telecom™”- a complete telecommunications package, including local, long distance, international calling, high-speed data transmission and Internet services and a full suite of customer premise communications equipment and service offerings. Allegiance serves 36 major metropolitan areas in the U.S. with its single source approach. Allegiance’s common stock is traded on the Over The Counter Bulletin Board under the symbol ALGXQ.OB.

# # #

(more)

ALLEGIANCE TELECOM 4Q03— page 3

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward- looking statements be subject to the safe harbors created thereby. The words “believes,” “expects,” “estimates,” “anticipates,” “plans,” “will be,” “should” and “forecasts” and similar words or expressions identify forward-looking statements made by or on behalf of the Company. These forward-looking statements were derived using numerous assumptions and are subject to many uncertainties and factors that may cause the actual results of the Company to be materially different from those stated in such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, the Company’s ability to timely and effectively provision new customers; the Company’s ability to retain existing customers; the Company’s ability to obtain additional financing should it be necessary to do so; the Company’s ability to develop and maintain efficient billing, customer service and information systems; and technological, regulatory or other developments in the industry and general economy that might adversely affect the Company.  Additional factors are set forth in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2003.  The Company does not undertake any obligation to update or revise any forward-looking statement made by it or on its behalf, whether as a result of new information, future events or otherwise.

FOOTNOTE

Adjusted EBITDA and Free Cash Flow (Cash Burn) from Operations

Adjusted EBITDA and Free Cash Flow from Operations are “non-GAAP financial measures” as defined in Item 10 of Regulation S-K. The Company uses the measure of adjusted earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as “EBITDA” as a way of measuring its performance. In calculating its Adjusted EBITDA figure, the Company also excludes the recurring non-cash charges to operations for the management ownership allocation charge, deferred compensation expense, goodwill impairment charges and reorganization items. Free Cash Flow from Operations is calculated by deducting capital expenditures from Adjusted EBITDA.

For capital intensive businesses like the Company’s, with high initial capital investments required prior to fully utilizing network assets with customer traffic, Adjusted EBITDA and Free Cash Flow from Operations are used by Company management to monitor progress toward profitability from operations until adequate scale is achieved to realize positive operating income. Adjusted EBITDA is not derived pursuant to generally accepted accounting principles, and therefore should not be construed as an alternative to operating income (loss), as an alternative to cash flows from operating activities, or as a measure of liquidity. Adjusted EBITDA and Free Cash Flow from Operations as used in this press release may not be comparable to similarly titled measures reported by other companies due to definitional differences.

For the quarter ended December 31, 2003, net cash provided by operating activities was $1.9 million, net cash used in investing activities was $7.5 million, and net cash provided by financing activities was $3.8 million. For the year ended December 31, 2003, net cash provided by operating activities was $24.5 million, net cash provided by investing activities was $2.2 million, and net cash provided by financing activities was $2.2 million.  Provided below is a quantitative reconciliation of the differences between Adjusted EBITDA and Free Cash Flow from Operations and the most directly comparable GAAP financial measure calculated and presented in accordance with GAAP:

	Quarter Ended	Year Ended
	December 31, 2003	December 31, 2003

Loss from Operations	$(48.6)	$(275.4)
Depreciation and Amortization	59.7	257.2
Non-cash Deferred Compensation	0.5	2.7
Goodwill Impairment Charge	—	2.1
Adjusted EBITDA	$11.6	$(13.4)
Capital Expenditures	(6.7)	(22.6)
Free Cash Flow (Cash Burn) from Operations	$4.9	$(36.0)

 ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

 (Debtors and Debtors-in-possession)

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Dollars in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
	(unaudited)

Revenues	$187,455	$204,911	$776,870	$770,982
Network Costs	92,557	108,746	405,752	404,444
Gross Margin %	50.6%	46.9%	47.8%	47.5%

Selling, General and Administrative	83,305	111,878	384,489	438,158
Depreciation and Amortization	59,741	70,485	257,170	282,143
Non-cash Deferred Compensation	522	684	2,762	2,726
Goodwill Impairment Charge	—	3,899	2,105	114,722

Loss From Operations	(48,670)	(90,781)	(275,408)	(471,211)

Other Income (Expense)
Interest Income	613	1,219	3,279	6,594
Interest Expense	(9,095)	(30,593)	(67,736)	(108,053)
Other Income/Expense	(2,487)	—	3,400	—
Other Income (Expense), net	(10,969)	(29,374)	(61,057)	(101,459)

Net loss before reorganization items	(59,639)	(120,155)	(336,465)	(572,670)

Reorganization Items:
Professional fees	(6,230)	—	(15,780)	—
Other restructuring gains/(losses)	(18,538)	—	(7,744)	—
Total reorganization items:	(24,768)	—	(23,524)	—

Net Loss Applicable to Common Stock	$(84,407)	$(120,155)	$(359,989)	$(572,670)

Net Loss Per Share, basic and diluted	$(0.70)	$(1.01)	$(2.98)	$(4.88)

Weighted Average Shares Outstanding, basic and diluted	120,668,980	119,249,182	120,680,398	117,349,242

Other Financial Data:
Capital Expenditures	$6,696	$19,469	$22,576	$129,896

Key Operating Metrics:
(unaudited)	As of December 31, 2003	As of September 30, 2003	As of June 30, 2003	As of December 31, 2002

# of Markets Served	36	36	36	36

# of Switches	31	31	31	31

Central Office Locations	849	851	851	849

Addressable Markets (Lines)	26,118,000	25,573,000	24,239,000	22,866,000

Sales Headcount (1)	818	793	961	1,118

Total Telecom Services Headcount (2)	2,322	2,299	2,681	3,081
Total CPE Business Headcount (3)	601	613	631	733
Total Company Headcount	2,923	2,912	3,312	3,814

Notes:
(1)	Sales Headcount includes Sales Team Managers, Account Executives and Sales Administrators
(2)	Excludes employees acquired in connection with the June 2002 acquisition of customer premises equipment sales and maintenance businesses
(3)	Includes employees acquired in connection with the June 2002 acquisition of customer premises equipment sales and maintenance businesses

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(Debtors and Debtors-in-possession)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

	December 31, 2003	December 31, 2002

ASSETS

CURRENT ASSETS:
Cash, cash equivalents, and short-term investments (1)	$284,543	$284,266
Other current assets	126,040	172,112
Total current assets	410,583	456,378

PROPERTY AND EQUIPMENT
Property and equipment	1,509,023	1,516,175
Accumulated depreciation	(826,405)	(592,069)
Total property and equipment, net	682,618	924,106

NON-CURRENT ASSETS (2)	42,320	60,734

TOTAL ASSETS	$1,135,521	$1,441,218

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES NOT SUBJECT TO COMPROMISE	$112,003	$183,726

CURRENT PORTION OF LONG-TERM DEBT (4)	—	561,532	(3)

LONG-TERM DEBT (4)	—	639,691	(3)

OTHER LONG-TERM LIABILITIES (4)	—	12,545

LIABILITIES SUBJECT TO COMPROMISE (4)	1,336,989	—

STOCKHOLDERS’ (DEFICIT) EQUITY	(313,471)	43,724

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,135,521	$1,441,218

COMMON SHARES OUTSTANDING	120,350,803	124,830,110

Notes:
(1)	Includes restricted short-term investments of $365 and $0 at December 31, 2003 and December 31, 2002, respectively.
(2)	Includes restricted long-term investments of $7,758 and $881 at December 31, 2003 and December 31, 2002, respectively.
(3)

The December 31, 2002 balances reflect the reclassification of long-term debt to current portion of long-term debt to reflect the effect of the reduction in long-term debt as required under the interim amendment to the Senior Credit Agreement dated November 27, 2002.

(4)

As a result of the voluntary bankruptcy filing, certain pre-petition liabilities including all of the Company’s long-term debt, are classified as liabilities subject to compromise at December 31, 2003.  No changes to the carrying amount of these debts have been made as a result of the bankruptcy filing.